Exhibit 10.2

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of January 30, 2019, is entered into by and between Ekso Bionics Holdings, Inc., a Nevada corporation (including any of its successors by merger, acquisition, reorganization, conversion or otherwise, the “Company”), and the Persons set forth on Schedule I hereto (the “Purchasers” and each, a “Purchaser”).
RECITALS
WHEREAS, the Company wishes to sell an aggregate of 3,067,485 newly-issued common shares, par value $0.001 (the “Shares”) to the Purchasers, and each Purchaser desires to purchase from the Company the number of Shares set forth on Schedule I hereto, on the terms and conditions contained herein;
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the Company agrees and each of the Purchasers agrees with the Company, intending to be legally bound hereby, as follows:
ARTICLE I

DEFINITIONS
Capitalized terms used in this Agreement have the meanings specified in (a) the preamble, (b) the recitals, (c) Article I or (d) elsewhere in this Agreement, as the case may be:
“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.
“Common Shares” means the Company’s common shares, par value $0.001 per share.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exempt Issuance” means the issuance of (a) Common Shares pursuant to this Agreement or the JV Agreement, (b) Common Shares in the at-the-market offering conducted pursuant to the Sales Agreement between the Company and Cantor Fitzgerald & Co. dated August 21, 2018, (c) Common Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (d) Common Shares in the Company’s 401(k) plan as matching contributions pursuant to such plan, (e) Common Shares upon the exercise or exchange of or conversion of other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities

(other than in connection with stock splits or combinations) or to extend the term of such securities, and (f) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital from an entity whose primary business is investing in securities.
“Governmental Body” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (d) multinational governmental organization or body, or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.
“Laws” means all statutes, treaties, codes, ordinances, decrees, rules, regulations, municipal bylaws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, certificates, codes, licenses, permits, approval, guidelines, voluntary restraints, inspection reports, or any provisions of such laws, including general principles of common law and equity and the requirements of all Governmental Bodies, binding or affecting the Person referred to in the context in which such word is used; and "Law" means any one of them.
“Lien” means, with respect to the Shares (whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise): (i) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (ii) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors, and which under applicable law has the foregoing effect, including any “adverse claim” (as Section 8-102(a) of each applicable Uniform Commercial Code defines that term).
“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
ARTICLE II

PURCHASE OF SHARES; CLOSING
Section 2.1    Purchase of Shares. Upon the terms and subject to the conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing, the Company shall sell, transfer, convey, assign and deliver to each Purchaser, and each Purchaser shall acquire and purchase from the Company, the Shares as set forth on Schedule I hereto at a price per Share equal to $1.63 (the “Purchase Price”), which is based on the closing price of the Company’s common shares as reported by the Nasdaq Stock Market on January 29, 2019. At or prior to the Closing, the Company shall deliver or cause to be delivered to the Purchasers and the Purchasers shall deliver or cause to be delivered to the Company fully-executed copies of the Joint Venture Agreement by and between the Company and Zhejiang Youchuang Venture Capital Investment Co., Ltd. and certain other partners dated as of the date hereof (the “JV Agreement”) to which, inter alia, the Company and the Purchasers are party.
Section 2.2    Closing. The closing of the transaction contemplated hereby (the “Closing”) shall take place within ten (10) days following the execution hereof or as otherwise agreed in writing by the Company and the Purchasers at such time and place upon which the Purchasers and the Company shall agree. The date on which the Closing is held is referred to in this Agreement as the “Closing Date.” The parties need not be present in person at Closing, and documents may be delivered through counsel.
Section 2.3    Delivery. At the closing, the Company shall deliver to each Purchaser the Shares purchased by such Purchaser hereunder, in book-entry form, against payment of the aggregate Purchase Price for such Shares in immediately available funds.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date, as follows:
Section 3.1    Authorization.
(a) The Company has full corporate power and authority under its governing documents and has taken all necessary action to authorize it to execute and deliver this Agreement, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof.
(b)    This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to the principles of equity (whether enforcement is sought in a proceeding in equity or at law).
(c)     The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, and is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole (a “Material Adverse Effect”).
Section 3.2    The Shares. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free and clear of all Liens.

Section 3.3    Non-Contravention. Neither the execution and delivery of this Agreement or any documents executed in connection herewith, nor the consummation of the transactions contemplated herein or therein, does or shall violate, conflict with, result in a breach of the governing documents of the Company, except in each such case, as would not reasonably be expected to have a Material Adverse Effect.
Section 3.4    Validity. There is no investigation, claim, proceeding or litigation of any type pending or, to the knowledge of the Company, threatened, to which the Company is a party that (i) questions or involves the validity or enforceability of any of the Company’s obligations under this Agreement or (ii) seeks (or reasonably might be expected to seek) (A) to prevent or delay the consummation by the Company of the transactions contemplated by the Agreement or (B) damages in connection with any such consummation, except, in each such case, as would not reasonably be expected to have a Material Adverse Effect.
Section 3.5    Litigation. There is no investigation, claim, proceeding or litigation pending or, to the knowledge of the Company, threatened against the Company except, in each such case, as would not reasonably be expected to have a Material Adverse Effect.
Section 3.6    SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
Each Purchaser represents and warrants to the Company, severally and not jointly, as of the date hereof and as of the Closing Date, as follows:
Section 4.1    Organization; Authorization. If such Purchaser is not an individual, such Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is now being conducted. Such Purchaser has the requisite power and authority to enter into this Agreement and to perform and consummate the transactions contemplated hereby and the execution and delivery by such Purchaser of this Agreement, the acquisition of the Shares and the performance and consummation of the transactions contemplated hereby

(a) are within the power and authority of such Purchaser and (b) have been duly authorized by all necessary action of such Purchaser. This Agreement has been duly and validly executed and delivered by such Purchaser. Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes a valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to the principles of equity (whether enforcement is sought in a proceeding in equity or at law).
Section 4.2    No Conflicts. Assuming the accuracy of the representations and warranties of the Company contained in this Agreement, the execution, delivery and performance of this Agreement by such Purchaser, the acquisition of the Shares and the consummation by such Purchaser of the other transactions contemplated hereby and the compliance by such Purchaser with the terms of this Agreement do not and will not conflict with or do not result and will not result in any breach or violation of any of the terms or provisions of, or do not constitute or will not constitute a default under, do not cause or will not cause (or do not permit or will not permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or do not result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of such Purchaser pursuant to the terms of (i) the charter or bylaws or other applicable organizational documents of such Purchaser; (ii) any indenture, mortgage, deed of trust, voting trust agreement, shareholders’ agreement, note agreement or other agreement or instrument to which such Purchaser is a party or by which it is bound or to which its respective property is subject; or (iii) any statute, judgment, decree, order, rule or regulation applicable to such Purchaser of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over such Purchaser or its activities or properties, which in each case of subclauses (i) through (iii) would materially and adversely impair such Purchaser’s ability to acquire the Shares hereunder or to perform on a timely basis its other obligations under this Agreement.
Section 4.3    Validity. There is no investigation, claim, proceeding or litigation of any type pending or, to the knowledge of the such Purchaser, threatened to which such Purchaser is a party that (i) questions or involves the validity or enforceability of such Purchaser’s obligations under this Agreement or (ii) seeks (or reasonably might be expected to seek) (A) to prevent or delay the consummation by such Purchaser of the transactions contemplated by this Agreement or (B) damages in connection with any such consummation.
Section 4.4    No Consent. Assuming the accuracy of the representations and warranties of the Company contained in this Agreement, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Securities Act) is required for the acquisition of the Shares by such Purchaser hereunder, or the consummation by such Purchaser of the transactions contemplated by this Agreement, except the absence of which will not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect of the type described in clause (i) of such term.
Section 4.5    Information. Based solely on the disclosures set forth in the SEC Reports and the representations and warranties contained herein, such Purchaser is familiar with the business in which the Company is engaged, and based upon its knowledge and experience in financial and business matters, such Purchaser is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the problems and risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment. Such Purchaser has agreed to enter into this Agreement based solely on the SEC Reports, its own assessment, analysis and investigation and on the representations, warranties, terms and conditions contained herein.

Section 4.4    Status of the Purchaser.
(a)Such Purchaser represents that (1) such Purchaser is not a U.S. Person as defined in Regulation S promulgated under the Securities Act (a “U.S. Person”), (2) such Purchaser is outside the United States, (3) such Purchaser is not acquiring the Shares for the account or benefit of any U.S. Person, and (4) it will offer, sell, pledge or otherwise transfer the Shares (or create or maintain any derivative position equivalent thereto) only pursuant to an effective registration statement under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws.
(b)    Such Purchaser understands that the Shares have not been registered under the Securities Act and the Shares are being issued in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the accuracy of its representations set forth herein. Moreover, such Purchaser understands that the Company is under no obligation to register the Shares with the SEC in the United States.
(c )    Such Purchaser understands and agrees that the Shares cannot be offered, resold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from registration. In order to prevent any transfer from taking place in violation of this paragraph, such Purchaser hereby agrees that the Company may cause a stop transfer order to be placed with the Company’s transfer agent with respect to the Shares.
(f)    Such Purchaser understands that no U.S. federal or state agency has approved or disapproved, passed upon or endorsed the merits of the distribution of such shares described herein or made any finding or determination as to the fairness of such shares for investment. Without limiting the foregoing, such Purchaser further acknowledges and agrees that none of the Company nor any of its employees, affiliates, advisors, agents or other representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company or its businesses and operations.
ARTICLE V

COVENANTS
Section 5.1    Conduct of Business Pending Closing. The Company agrees that between the date of the execution of this Agreement and the Closing, the Company shall (i) conduct the business and maintain and preserve its assets in the ordinary course of business (ii) not cause the distribution of any dividends, and (iii) use its reasonable efforts to cause all of the representations and warranties in Article III hereof to continue to be true and correct.
Section 5.2    Governmental Filings. As promptly as practicable after the execution of this Agreement, each party shall, in cooperation with the other, file any reports or notifications that may be required to be filed by it under applicable law, if any.
Section 5.3    Consents. After the Closing, the Company shall use its reasonable best efforts to obtain any consents or approvals or assist in any filings required in connection with the transactions contemplated hereby that are reasonably requested by the Purchasers and that have not been previously obtained or made.
Section 5.4    Public Announcements. No Purchaser shall without the prior approval of the Company issue or permit any of its partners, shareholders, directors, officers, managers, members, employees or agents to issue any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, except as may be required by Law or the rules of the SEC or the Nasdaq Stock Market.
Section 5.5     Nasdaq Listing. The Company shall use reasonable best efforts to cause the Shares acquired hereunder to be listed on the Nasdaq Capital Market within 30 calendar days of their issuance.
Section 5.6    Restrictive Legends. Each Purchaser understands and agrees that the Shares acquired by it will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and such Purchaser:
“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
Section 5.7     No Stabilization. No Purchaser will take, directly or indirectly, any action designed to stabilize or manipulate the price of the Company’s common shares to facilitate the sale or resale of the Shares acquired by such Purchaser hereunder.
Section 5.8     Anti-Dilution Rights. In the event that the Company issues Common Shares prior to the 60th day after the Closing Date at a price per share less than $1.63, other than in an Exempt Issuance (such issuance a “Subsequent Covered Issuance”), then the Purchasers shall have the right to receive additional Common Shares from the Company upon such Subsequent Covered Issuance.  The number of additional Common Shares issuable to each such Purchaser upon a Subsequent Covered Issuance shall be calculated as follows:
N =    S x (1.63 - P)
                 P
Where:
               N = the number of additional Common Shares to be issued;
               S = the number of Shares such Purchaser purchased pursuant to this Agreement; and
               P = the price per share of the Common Shares sold in the Subsequent Covered Offering.

Provided however, that the aggregate number of Common Shares purchased hereunder, together with any Common Shares issued pursuant to this Section 5.8, shall not exceed 19.9% of the total number of issued and outstanding Common Shares as of the date hereof.

ARTICLE VI

CONDITIONS TO CLOSING
Section 6.1    Conditions to Obligations of the Purchasers. The obligations of the Purchasers to consummate the transactions contemplated herein are subject, at the option of each such Purchaser, to satisfaction of the following conditions:
(a)    Compliance. The Company shall have complied with its covenants and agreements contained herein, and the representations and warranties contained in Article III hereof shall be true and correct in all material respects (except those representations and warranties qualified by materiality shall be true and correct in all respects) on the date hereof and as of the Closing Date.
(b)    Share Certificates. After each Purchaser pays the Purchase Price in cash, check or by wire transfer to a bank account identified by the Company, the Company shall issue a share certificate or initiate book-entry issuance in the name of such Purchaser evidencing the Shares, which certificate shall contain such legends (or the equivalent if such shares are held in book entry form) as the Company deems necessary or advisable to carry out the provisions of this Agreement.
(c)    Orders, etc. No action, suit or proceeding shall have been commenced or shall be pending or threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Body or court that reasonably may be expected to prohibit consummation of the transactions contemplated by this Agreement.
(d)    Consents. All consents and approvals required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement shall have been obtained.
Section 6.2    Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated herein are subject, at the option of the Company, to satisfaction of the following conditions:
(a)    Compliance. Each Purchaser shall have complied with its covenants and agreements contained herein, including but not limited to the payment of the Purchase Price, and the representations and warranties contained in Article IV hereof shall be true and correct in all material respects (except those representations and warranties qualified by materiality shall be true and correct in all respects) on the date hereof and as of the Closing Date.
(b)    Orders, etc. No action, suit or proceeding shall have been commenced or shall be pending or threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Body or court that reasonably may be expected to prohibit consummation of the transactions contemplated by this Agreement.
(c)    Consents. All consents and approvals required to be obtained by the Purchasers in connection with the execution, delivery and performance of this Agreement shall have been obtained.
ARTICLE VII

TERMINATION

Section 7.1    Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:
(a)    by the written agreement of the Purchasers and the Company; or
(b)    by any party by written notice thereof to the others, if the Closing contemplated hereby shall not have been consummated on or before February 8, 2019, or such other date, if any, as the Purchasers and the Company shall agree upon in writing.
ARTICLE VIII

GENERAL PROVISIONS
Section 8.1    Effectiveness of Agreement. This Agreement shall become effective on the date first hereinabove written upon its execution by the respective authorized signatory of the Company and the Purchasers.
Section 8.2    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement and signed by all the parties hereto.
Section 8.3    Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.
Section 8.4    Assignments, Successors and No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.
Section 8.5    Choice of Law; Resolution of Disputes. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York without regard to its principles of conflicts of laws. Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in the Borough of Manhattan, City, County and State of New York, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding. The parties hereby irrevocably waive trial by jury in any action, proceeding or claim brought by any part hereto or beneficiary hereof on any matter whatsoever arising out of or in any way connected with this Agreement.
Section 8.6    Construction; Section Headings; Table of Contents. The language used in this Agreement shall be deemed to be the language the parties hereto have chosen to express their mutual intent, and no rule of strict construction will be applied against any party hereto. The section headings and any table of contents contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 8.7    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.
Section 8.8    Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be deemed to be one and the same instrument.
[Signature Page Follows]

Exhibit 10.2

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

EKSO BIONICS HOLDINGS, INC.
By: /s/ Jack Peurach
Name: Jack Peurach
Title: CEO, Ekso Bionics Holdings, Inc
WEIYUAN FANG
/s/ Weiyuan Fang
Address:     20-1-501 Tianma Garden
Jiyang Jiedao
Zhuji City, Zhejiang Province
China
E-mail:     fw671107001@163.com
HAIXIA YUAN
/s/ Haixia Yuan
Address:     Room 1201, Building 9, Tiancheng Jinjiang Garden
No.118 Huansha North Road
Zhuji City, Zhejiang Province
China
E-mail:
CHAMPION LINK TRADING LIMITED
By: /s/ Weijiang Huang
Name: Weijiang Huang
Title: Director
Address:     Flat/Rm 01-02 11/F
Office Tower Two Grand Plaza
625&639 Nathan Road
Mongkok  KL   Hong Kong
E-mail:

[Signature Page to Share Purchase Agreement]

Exhibit 10.2

Exhibit 10.2

Schedule I

Name of Purchaser	Payment Amount/ Shares
WEIYUAN FANG	$750,000.00 for 460,123 shares
HAIXIA YUAN	$3,000,000.00 for 1,840,491 shares
CHAMPION LINK TRADING LIMITED	$1,250,000.00 for 766,871 shares